CONSENT OF INDEPENDENT AUDITORS


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, included in Post-Effective Amendment Number 49 to the Registration Statement (Form N-1A, No. 002-29502) of John Hancock Capital Series, and to the use of our report on the M.S.B. Fund, Inc. December 31, 2002 financial statements dated January 31, 2003, incorporated by reference therein.





                                                     /s/ ERNST & YOUNG LLP
                                                     ---------------------


Columbus, Ohio
October 30, 2003